As filed with the Securities and Exchange Commission on January 30, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

11-2534306

(I.R.S. Employer Identification Number)

400 Atlantic Street, Suite 1500 Stamford, CT	06901
(Address principal executive offices)	(Zip Code)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

2012 STOCK OPTION AND INCENTIVE PLAN

(Full title of the plan)

Todd A. Suko

Executive Vice President and General Counsel

Harman International Industries, Incorporated

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Name and address of agent for service)

(203) 328-3500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share	2,869,821 shares	$88.30	$253,405,194	$32,638.59

(1)	Represents additional shares of Common Stock issuable pursuant to the Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan, as amended by Amendment No. 1 (the “Plan”) being registered herein.
(2)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on January 28, 2014, within five business days prior to filing.

EXPLANATORY NOTE

This Registration Statement is being filed by Harman International Industries, Incorporated (the “Registrant”) to register an additional 2,869,821 shares of common stock, par value $0.01 per share (the “Common Stock”), for issuance under the Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan, as amended by Amendment No. 1 (the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement on Form S-8 concerning the Plan as filed with the Securities and Exchange Commission (the “Commission”) on February 7, 2012 (Commission file No. 333-179403), as amended by Post-effective Amendment No. 1 thereto filed with the Commission on January 30, 2014, is incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel

Todd A. Suko, Executive Vice President and General Counsel of the Registrant, is passing upon the validity of the issuance of the shares of Common Stock offered by this Registration Statement. As of January 30, 2014, Mr. Suko held no shares of Common Stock, options to purchase 5,000 shares of Common Stock (all of which are exercisable within the next 60 days), and 17,976 time vested restricted stock units (none of which will vest in the next 60 days).

Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Restated Certificate of Incorporation of Harman International Industries, Incorporated, as amended (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, Commission File No. 001-09764, and hereby incorporated by reference).

4.2	Certificate of Amendment to the Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on December 12, 2011 (filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on December 13, 2011 and hereby incorporated by reference).

4.3	By-Laws of Harman International Industries, Incorporated, as amended, dated December 7, 2011 (filed as Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on December 13, 2011 and hereby incorporated by reference).

5.1*	Opinion of Todd A. Suko, Executive Vice President and General Counsel.

23.1*	Consent of Todd A. Suko, Executive Vice President and General Counsel (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1	Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement dated October 28, 2011).

99.2	Amendment No.1 to the Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement dated October 21, 2013).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stamford, State of Connecticut, on this 30th day of January, 2014.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, on behalf of Harman International Industries, Incorporated, a Delaware corporation (the “Corporation”), hereby constitutes and appoints Todd A. Suko and Marisa B. Iasenza, and each of them, the true and lawful attorneys or attorneys-in-fact, with full power of substitution and resubstitution, for the Corporation, to sign on behalf of the Corporation and on behalf of the undersigned in his or her capacity as an officer and/or a director of the Corporation, any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement on Form S-8 for the registration of shares of the Corporation’s common stock issuable under the Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, to or with the Commission pursuant to the Securities Act of 1933, as amended, and the regulations promulgated thereunder, granting unto said attorney or attorneys-in-fact, and each of them with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dinesh C. Paliwal
Dinesh C. Paliwal	President, Chief Executive Officer, Chairman and Director (Principal Executive Officer)	January 30, 2014

/s/ Herbert K. Parker
Herbert K. Parker	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	January 30, 2014

/s/ Jennifer Peter
Jennifer Peter	Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 30, 2014

/s/ Adriane M. Brown
Adriane M. Brown	Director	January 30, 2014

/s/ John W. Diercksen
John W. Diercksen	Director	January 30, 2014

/s/ Ann McLaughlin Korologos
Ann McLaughlin Korologos	Director	January 30, 2014

/s/ Dr. Jiren Liu
Dr. Jiren Liu	Director	January 30, 2014

Edward H. Meyer	Director

Kenneth Reiss	Director

/s/ Hellene S. Runtagh
Hellene S. Runtagh	Director	January 30, 2014

/s/ Frank S. Sklarsky
Frank S. Sklarsky	Director	January 30, 2014

/s/ Gary G. Steel
Gary G. Steel	Director	January 30, 2014

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

4.1	Restated Certificate of Incorporation of Harman International Industries, Incorporated, as amended (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, Commission File No. 001-09764, and hereby incorporated by reference).

4.2	Certificate of Amendment to the Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on December 12, 2011 (filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on December 13, 2011 and hereby incorporated by reference).

4.3	By-Laws of Harman International Industries, Incorporated, as amended, dated December 7, 2011 (filed as Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on December 13, 2011 and hereby incorporated by reference).

5.1*	Opinion of Todd A. Suko, Executive Vice President and General Counsel.

23.1*	Consent of Todd A. Suko, Executive Vice President and General Counsel (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1	Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement dated October 28, 2011).

99.2	Amendment No.1 to the Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement dated October 21, 2013).

*	Filed herewith